SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

SSI SURGICAL SERVICES, INC

(Exact name of registrant as specified in charter)

New York	2-85008-NY	11-2621408
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5776 Hoffner Avenue, Suite 200, Orlando, Florida	32822
(Address of Principal Executive Offices)	(Zip Code)

(407) 249-1946

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 29, 2004, the Board of Directors of SSI Surgical Services, Inc. (the “Company”) approved a restructuring program. Under the program, the Company will take the following action:

•	The Company will close its sterilization facility in Chicago. The facility was not profitable and the Company has determined that the business is no longer a strategic fit. The closing is expected to take approximately 90 days to complete.

The Company currently estimates that the total amount of charges to be recorded in connection with the program is approximately $4.5 million before taxes, $2.9 million after taxes, which it anticipates will be recorded over the next 4 months, including approximately $3.6 million before taxes, $2.3 million after taxes, to be recorded in the fourth quarter of 2004. The total charges before taxes to be recorded over the next 4 months include the following components:

•	Approximately $0.1 million in connection with employee severance costs and bonuses to employees to maintain their employment with the Company until plant closures occur.

•	Approximately $0.5 million in connection with remaining facility lease payments reduced by estimated sublease rentals.

•	Approximately $3.5 million in connection with the write down of assets, principally certain long-term assets, such as leasehold improvements, equipment and reusable gowns, and also certain inventory balances.

•	Approximately $0.4 million relating to other costs, such as restoration costs to return the building to its pre-leasehold improvement condition, shipping costs and shutdown costs.

The Company estimates that the amount of the charges relating to the closure that will result in future cash expenditures is approximately $1.1 million.

As the closure progresses, management will reevaluate the estimated costs set forth above, and may revise its estimates and the accounting charges relating thereto, as appropriate, consistent with generally accepted accounting principles.

This report contains forward-looking statements, including, but not limited to statements relating to planned actions under the restructuring program; costs expected to be recorded in connection with the program; timing of actions under the program; and anticipated charges to be recorded in the fourth quarter of 2004 and over the next 4 months. Actual results could differ materially from those described in the forward-looking statements due to, among other things, inability to sell assets at prices, or within time-periods, anticipated by management; unanticipated expenditures in connection with the effectuation of the program; costs and length of time required to comply with legal requirements applicable to certain aspects of the program; and other factors described in the Company’s periodic filings with the Securities and Exchange Commission.

Item 2.06. Material Impairments.

Reference is made to the discussion of the divestiture and restructuring program in Item 2.05 of this Form 8-K. As a result of the Board of Directors’ approval of the program, management concluded, on November 29, 2004, that a material charge for impairment is required under generally accepted accounting principles for certain of its assets, including certain fixed assets and inventory that management estimates will not be recoverable as a result of the decision to close the Chicago facility. The Company estimates that the impairment charge for such assets, which is a part of the estimated charges relating to the program set forth in Item 2.05 of this Form 8-K, is approximately $3.5 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SSI Surgical Services, Inc.

December 1, 2004	By: /s/ Paul A. D’Alesio

Name: Paul A. D’Alesio Title: Treasurer and Chief Financial Officer